                                                                    Exhibit 99.2

                              Baxtech Asia Pte Ltd.
                             190 Middle Road #19-05
                         Fortune Centre Singapore 688979

11 December 2012

This is to confirm  that  Baxtech  will fund on a best effort basis the Form S-1 offering expenses and Voz operating  expenses until Voz raises at least $250,000 in proceeds of the offering.

Baxtech Asia Pte Ltd.

/s/ Lawrence Lee Seng Huat
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Lawrence Lee Seng Huat
Director